EXHIBIT 10.7

FIRST AMENDMENT TO CREDIT AGREEMENT

          THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 30, 2005 by and between RIMAGE CORPORATION, a Minnesota corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

          WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 29, 2004 as amended from time to time (“Credit Agreement”).

          WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

          1.     Section 1.1. (a) is hereby amended by deleting “June 30, 2005” as the last day on which Bank will make advances under the Line of Credit and by substituting for said date “July 1, 2006,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of June 30, 2005 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

          2.     Section 1.2. (a) is hereby deleted in its entirety, and the following substituted therefor:

          “(a)     Foreign Exchange Facility. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the “Foreign Exchange Facility”) under which Bank, from time to time up to and including June 30, 2006, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower of currencies that have been agreed to in advance by Bank; provided however, that the maximum amount of all outstanding foreign exchange contracts shall not at any time exceed an aggregate of Five Million United States Dollars (US$5,000,000.00). No foreign exchange contract shall be executed for a term in excess of twelve (12) months. Borrower shall have a “Delivery Limit” under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of One Million United States Dollars (US$1,000,000.00), which Delivery Limit reflects the maximum principal amount of Borrower’s foreign exchange contracts which may mature during any two (2) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement dated as of March 3,

2004 (“Foreign Exchange Agreement”), all terms of which are incorporated herein by this reference.”

          3.     Section 1.3. (b) is hereby deleted in its entirety, and the following substituted therefor:

          “(b)     Computation and Payment. Interest shall be computed on the basis of a 365-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.”

          4.     Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

          5.     Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

RIMAGE CORPORATION		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bernard P. Aldrich	By:	/s/ Cindy Goplen

	Bernard P. Aldrich, President and Chief Executive Officer		Cindy Goplen, Vice President

By:	/s/ Robert M. Wolf

Robert M. Wolf, Secretary and Chief Financial Officer